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                                                               Sub-Item 77Q1(g)

                         AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is adopted as of this 2nd day of July, 2012 by and among (i) each of the Invesco closed-end registered investment companies identified as a Merging Fund on Exhibit A hereto, each a Delaware statutory trust (each a "Merging Fund"); (ii) each of the Invesco closed-end registered investment companies identified as a Surviving Fund on Exhibit A hereto, each a Delaware statutory trust (each a "Surviving Fund");
and (iii) Invesco Advisers, Inc. ("IAI"). The predecessor to each Merging Fund, each a Massachusetts business trust except the predecessor to the Invesco High Yield Investment Fund, Inc., which is a Maryland corporation (each a "Predecessor Merging Fund"), and the predecessor to each Surviving Fund, each a Massachusetts business trust (each a "Predecessor Surviving Fund"), joins this agreement solely for the purposes of making the representations in paragraph
4.1 or 4.2, as applicable, and agreeing to be bound by paragraphs 5.1(a), 5.1(b), 5.1(d) and 5.1(i). Each Merging Fund and Surviving Fund are together referred to herein as the "Funds" and each Predecessor Merging Fund and Predecessor Surviving Fund are referred to individually as a "Predecessor Fund."

   WHEREAS, each Merging Fund and each Surviving Fund is a closed-end, registered investment company of the management type; and

   WHEREAS, this Agreement is intended to be and is adopted as a "plan of reorganization" with respect to each Merger (as defined below) within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and

   WHEREAS, each merger will consist of the merger of a Merging Fund into its corresponding Surviving Fund, as set forth on Exhibit A, pursuant to the provisions of the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq. (the "DSTA"), and will have the consequences described in Section 1.2 below (each such transaction, a "Merger" and collectively, the "Mergers"); and

   WHEREAS, a condition precedent to each Merger is the redomestication of the Predecessor Merging Fund and the Predecessor Surviving Fund from a Massachusetts business trust or Maryland corporation, as applicable, to a Delaware statutory trust, which will include the transfer of all of the Predecessor Fund's assets and assumption of all of the Predecessor Fund's liabilities by the applicable Fund in exchange for the issuance by such Fund to the Predecessor Fund of shares of beneficial interest of the Fund and the distribution of those shares to the Predecessor Fund's shareholders (each a "Redomestication");

   WHEREAS, the Boards of Trustees of each Surviving Fund and of each Merging Fund have determined that the Merger is in the best interests of the Surviving Fund and the Merging Fund, respectively, and the interests of the shareholders of the Surviving Fund and the Merging Fund will not be diluted as a result of the Merger;

   NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

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1. DESCRIPTION OF THE MERGERS

   1.1. It is the intention of the parties hereto that each Merger described herein shall be conducted separately from the others, and a party that is not a party to a Merger shall incur no obligations, duties or liabilities, nor make any representations, warranties or covenants, with respect to such Merger by reason of being a party to this Agreement. If any one or more Mergers should fail to be consummated, such failure shall not affect the other Mergers in any way.

   1.2. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, with respect to each Merging Fund and its corresponding Surviving Fund, at the Closing Time (as defined below), the Merging Fund shall be merged with and into the Surviving Fund, the separate existence of the Merging Fund as a Delaware Statutory Trust and registered investment company shall cease, and the Surviving Fund will be the surviving entity for all purposes, including accounting purposes and for purposes of presenting investment performance history.

   1.3. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below), the applicable parties shall cause the Merger to be consummated by filing a certificate of merger (a "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with
Section 3815 of the DSTA. The Merger shall become effective at 9:15 a.m. Eastern Time, as shall be specified in a Certificate of Merger duly filed with the Secretary of the State of Delaware, or at such later date or time as the parties shall agree and specify in the Certificate of Merger (the "Closing Time").

   1.4. As a result of operation of the applicable provisions of the DSTA, the following events occur simultaneously at the Closing Time, except as otherwise provided herein:

      (a) all of the assets, property, goodwill, rights, privileges, powers and franchises of the Merging Fund, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation, any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries), dividends or interest receivable, deferred or prepaid expenses shown as an asset on the books of the Merging Fund on the Closing Date, goodwill, contractual rights, originals or copies of all books and records of the Merging Fund and all intangible property that is owned by the Merging Fund (collectively, the "Merging Fund Assets") shall vest in the Surviving Fund, and all of the liabilities, debts, obligations, restrictions and duties of the Merging Fund (whether known or unknown, absolute or contingent, accrued or unaccrued and including, without limitation, any liabilities of the Merging Fund to indemnify the trustees or officers of the Merging Fund or any other persons under the Merging Fund's Declaration of Trust or otherwise, and including all liabilities, debts, obligations, restrictions and duties of the Predecessor Fund assumed by the Merging Fund pursuant to the Redomestication) (collectively, the "Merging Fund Liabilities") shall become the liabilities, debts, obligations, restrictions and duties of the Surviving Fund;

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      (b) Merging Fund common shares of beneficial interest (the "Merging Fund
   Common Shares") shall be converted into Surviving Fund common shares of beneficial interest (the "Surviving Fund Common Shares") and Merging Fund preferred shares of beneficial interest, if any (the "Merging Fund Preferred Shares"), shall be converted into Surviving Fund preferred shares of beneficial interest (the "Surviving Fund Preferred Shares"). Prior to the Closing Time or as soon as practicable thereafter, the Surviving Fund will open shareholder accounts on the share ledger records of the Surviving Fund in the names of and in the amounts due to the shareholders of the Merging Fund Common Shares and Merging Fund Preferred Shares (if any) based on their respective holdings in the Merging Fund as of the close of business on the Valuation Date, as more fully described in Section 3 below;

      (c) At the Closing Time, the agreement and declaration of trust and bylaws of the Surviving Fund in effect immediately prior to the Closing Time shall continue to be the agreement and declaration of trust and bylaws of the Surviving Fund, until and unless thereafter amended in accordance with their respective terms;

      (d) From and after the Closing Time, the trustees and officers of the Surviving Fund shall continue to be the trustees and officers of the combined Merging Fund and Surviving Fund, and such trustees and officers shall serve for such terms as are provided in the agreement and declaration of trust and the bylaws of the Surviving Fund; and

      (e) From and after the Closing Time, the Surviving Fund's investment objectives, strategies, policies and restrictions shall continue to be the investment objectives, strategies, policies and restrictions of the combined Merging Fund and Surviving Fund.

2. VALUATION

   2.1. Computations of value in connection with the Closing (as defined below) of each Merger shall be as of immediately after the close of regular trading on the New York Stock Exchange ("NYSE"), which shall reflect the declaration of any dividends, on the business day immediately preceding the Closing Date (the "Valuation Date").

   2.2. All computations of value of the Merging Fund, the Merging Fund Common Shares, the Merging Fund Preferred Shares (if any), the Merging Fund Assets and the Merging Fund Liabilities shall be made using the Merging Fund's valuation procedures established by the Merging Fund's Board of Trustees. All computations of value of the Surviving Fund, the Surviving Fund Common Shares, the Surviving Fund Preferred Shares (if any) and the Surviving Fund's assets and liabilities shall be made using the Surviving Fund's valuation procedures established by the Surviving Fund's Board of Trustees.

3. CLOSING AND CLOSING DATE

   3.1. Each Merger shall close on August 27, 2012 or such other date as the parties may agree with respect to any or all Mergers (the "Closing Date"). All acts taking place at the closing of a Merger (the "Closing") shall be deemed to take place simultaneously as of the Closing Time unless otherwise agreed to by the parties. In the event that on the Valuation Date or the Closing

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Date (a) the NYSE or another primary trading market for portfolio securities of the Merging Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Merging Fund or the corresponding Surviving Fund or the authorized officers of either of such entities, accurate appraisal of the value of the net assets of the Surviving Fund or the Merging Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

   3.2. With respect to each Merger:

      (a) The Merging Fund's portfolio securities, investments or other assets that are represented by a certificate or other written instrument shall be transferred and delivered by the Merging Fund as of the Closing Date, or as soon as reasonably practicable thereafter, to the Surviving Fund's custodian for the account of the Surviving Fund, duly endorsed in proper form for transfer and in such condition as to constitute good delivery thereof.

      (b) No later than the Closing, the Merging Fund shall provide the Surviving Fund or its transfer agent with the names, addresses, dividend reinvestment elections and tax withholding status of the Merging Fund shareholders as of the Valuation Date and the information and documentation maintained by the Merging Fund or its agents relating to the identification and verification of the Merging Fund shareholders under the USA PATRIOT Act and other applicable anti-money laundering laws, rules and regulations and such other information as the Surviving Fund may reasonably request. The Surviving Fund and its transfer agent shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, information or documentation, but shall, in each case, assume that such instruction, information or documentation is valid, proper, correct and complete.

      (c) The Surviving Fund shall issue and deliver to the Merging Fund a confirmation evidencing the Surviving Fund Common Shares and Surviving Fund Preferred Shares, if any, to be credited on the Closing Date, or provide other evidence satisfactory to the Merging Fund that such shares have been credited to the Merging Fund shareholders' accounts on the books of the Surviving Fund.

      (d) Surviving Fund Common Shares of an aggregate net asset value equal to the aggregate net asset value of the Merging Fund Common Shares shall be issued by the Surviving Fund to the holders of the Merging Fund Common Shares in exchange for all of the Merging Fund Common Shares. The aggregate net asset value of such shares shall be determined as set forth in Section 2 above.

      (e) Surviving Fund Preferred Shares of an aggregate liquidation preference equal to the aggregate liquidation preference of the Merging Fund Preferred Shares shall be issued by the Surviving Fund to the holders of the Merging Fund Preferred Shares, if any, in exchange for all of the Merging Fund Preferred Shares. The terms of the

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   Surviving Fund Preferred Shares shall be substantially the same as the terms of the Merging Fund Preferred Shares.

      (f) The Surviving Fund shall not issue certificates representing Surviving Fund Common Shares in connection with the Merger. Any certificates representing ownership of Merging Fund Common Shares that remain outstanding at the Closing Time shall be deemed to be cancelled by operation of law and shall no longer evidence ownership of the Merging Fund or its shares.

4. REPRESENTATIONS AND WARRANTIES

   4.1. Each Merging Fund and Predecessor Merging Fund represents and warrants to the corresponding Surviving Fund as follows:

      (a) The Merging Fund is duly formed as a statutory trust, validly existing, and in good standing under the laws of the State of Delaware with power under its agreement and declaration of trust and bylaws ("Governing Documents"), to own all of its Merging Fund Assets, to carry on its business as it is now being conducted and to enter into this Agreement and perform its obligations hereunder;

      (b) The Merging Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect;

      (c) No consent, approval, authorization, or order of any court, governmental authority, the Financial Industry Regulatory Authority ("FINRA") or any stock exchange on which shares of the Merging Fund are listed is required for the consummation by the Merging Fund of the transactions contemplated herein, except such as have been or will be obtained (at or prior to the Closing Time);

      (d) The Merging Fund is not obligated under any provision of its Governing Documents and is not a party to any contract or other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Merger;

      (e) The Merging Fund is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares and all of the issued and outstanding shares of beneficial interest of the Merging Fund are, and on the Closing Date will be, duly authorized and validly issued and outstanding, fully paid and non-assessable by the Merging Fund and no shareholder of the Merging Fund will have any preemptive right of subscription or purchase in respect thereof and, in every state where offered or sold, such offers and sales by the Merging Fund have been in compliance in all material respects with applicable registration and/or notice requirements of the Securities Act of 1933, as amended (the "1933 Act") and state and District of Columbia securities laws;

      (f) Except as otherwise disclosed to and accepted by or on behalf of the Surviving Fund, the Merging Fund will on the Closing Date have good title to the Merging Fund Assets and have full right, power and authority to sell, assign, transfer and deliver such Merging Fund Assets free of adverse claims, including any liens or other encumbrances, and upon delivery and payment for such Merging Fund Assets, the Surviving Fund will acquire good title thereto, free of adverse claims and subject to no restrictions on the full transfer thereof, including, without limitation, such restrictions as might arise under the 1933 Act, provided that the Surviving Fund will acquire Merging Fund Assets that are segregated as collateral for the Merging Fund's derivative positions, including, without limitation, as collateral for swap positions and as margin for futures positions, subject to such segregation and liens that apply to such Merging Fund Assets;

      (g) The financial statements of the Merging Fund for the Merging Fund's most recently completed fiscal year have been audited by the independent registered public accounting firm appointed by the Merging Fund's Board of Trustees. Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding the Merging Fund's most recently completed fiscal year, if any, were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") consistently applied, and such statements present fairly, in all material respects, the financial condition of the Merging Fund as of such date in accordance with GAAP;

      (h) The Merging Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of the Merging Fund's most recently completed fiscal year or half-year and those incurred in the ordinary course of the Merging Fund's business as an investment company since such date;

      (i) There are no material legal, administrative or other proceedings pending or, to the knowledge of the Merging Fund, threatened against the Merging Fund which assert liability or which may, if successfully prosecuted to their conclusion, result in liability on the part of the Merging Fund, other than as have been disclosed to the Surviving Fund;

      (j) The registration statement filed by the Surviving Fund on Form N-14, which includes, among other things, a proxy statement of the Merging Fund and a prospectus of the Surviving Fund with respect to the transactions contemplated herein (including the statement of additional information incorporated by reference therein, the "Joint Proxy Statement/Prospectus"), and any supplement or amendment thereto or to the documents included or incorporated by reference therein (collectively, as so amended or supplemented, the "N-14 Registration Statement"), on its effective date, at the time of the shareholders meeting called to vote on the proposals set forth in the Joint Proxy Statement/Prospectus and on the Closing Date, insofar as it relates to the Merging Fund, (i) complied or will comply in all material respects with the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act and the rules and regulations thereunder (ii) did not or will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Joint Proxy Statement/Prospectus, as of its date, at the time of the shareholders meeting called to vote on the proposals set forth therein and on the Closing Date, insofar as it relates to the Merging Fund, (i) complied or will comply in all material respects with the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement or the Joint Proxy Statement/Prospectus made in reliance upon and in conformity with information furnished by the Merging Fund for use in the N-14 Registration Statement or the Joint Proxy Statement/Prospectus.

      (k) On the Closing Date, all material Returns (as defined below) of the Merging Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes (as defined below) shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Merging Fund's knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Merging Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Merging Fund financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements. As used in this Agreement, "Tax" or "Taxes" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax. "Return" means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto);

      (l) The Merging Fund has elected to be a "regulated investment company" under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. The Merging Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. The Merging Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (A) ensure continued qualification of the Merging Fund for treatment as a regulated investment company for tax purposes and (B) eliminate any tax liability of the Merging Fund arising by reason of undistributed investment company taxable income or net capital gain, the Merging Fund, before the Closing Date, will declare on or prior to the Valuation Date to the shareholders of the Merging Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (i) all of Merging Fund's investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending on the Closing Date (in each case determined without regard to any deductions for dividends paid); (ii) all of Merging Fund's net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover); and (iii) at least 90 percent of the excess, if any, of the Merging Fund's interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the taxable year prior to the Closing Date and at least 90 percent of such net tax-exempt income for such final taxable year;

      (m) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Trustees of the Merging Fund and, subject to the approval of the shareholders of the Funds and the due authorization, execution and delivery of this Agreement by IAI, this Agreement will constitute a valid and binding obligation of the Merging Fund enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

      (n) All of the issued and outstanding Merging Fund Common Shares were offered for sale and sold in conformity with all applicable federal and state securities laws.

      (o) The books and records of the Merging Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under the laws, rules and regulations applicable to the Merging Fund;

      (p) The Merging Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

      (q) The Merging Fund has no unamortized or unpaid organizational fees or expenses; and

      (r) There are no material contracts outstanding to which the Merging Fund is a party that have not been disclosed in the N-14 Registration Statement or that will not otherwise be disclosed to the Surviving Fund prior to the Closing Time.

   4.2. Each Surviving Fund and Predecessor Surviving Fund represents and warrants to the corresponding Merging Fund as follows:

      (a) The Surviving Fund is duly formed as a statutory trust, validly existing, and in good standing under the laws of the State of Delaware, with power under its agreement and declaration of trust, as amended (the "Agreement and Declaration of

   Trust"), to own all of its properties and assets and to carry on its business as it is now being, and as it is contemplated to be, conducted, and to enter into this Agreement and perform its obligations hereunder;

      (b) The Surviving Fund is registered under the 1940 Act as a closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect;

      (c) No consent, approval, authorization, or order of any court, governmental authority, FINRA or any stock exchange on which shares of the Surviving Fund are listed is required for the consummation by the Surviving Fund of the transactions contemplated herein, except such as have been or will be obtained (at or prior to the Closing Time);

      (d) The financial statements of the Surviving Fund for the Surviving Fund's most recently completed fiscal year have been audited by the independent registered public accounting firm appointed by the Surviving Fund's Board of Trustees. Such statements, as well as the unaudited, semi-annual financial statements for the semi-annual period next succeeding the Surviving Fund's most recently completed fiscal year, if any, were prepared in accordance with GAAP consistently applied, and such statements present fairly, in all material respects, the financial condition of the Surviving Fund as of such date in accordance with GAAP;

      (e) The Surviving Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of the Surviving Fund's most recently completed fiscal year or half-year and those incurred in the ordinary course of the Surviving Fund's business as an investment company since such date;

      (f) There are no material legal, administrative or other proceedings pending or, to the knowledge of Surviving Fund, threatened against Surviving Fund which assert liability or which may, if successfully prosecuted to their conclusion, result in liability on the part of Surviving Fund, other than as have been disclosed to the Merging Fund;

      (g) The N-14 Registration Statement, on its effective date, at the time of the shareholders meeting called to vote on the proposals set forth in the Joint Proxy Statement/Prospectus and on the Closing Date, (i) complied or will comply in all material respects with the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Joint Proxy Statement/Prospectus, as of its date, at the time of the shareholders meeting called to vote on the proposals set forth therein and on the Closing Date (i) complied or will comply in all material respects with the 1933 Act, the 1934 Act and the 1940 Act and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the

   N-14 Registration Statement or the Joint Proxy Statement/Prospectus made in reliance upon and in conformity with information furnished by the Merging Fund for use in the N-14 Registration Statement or the Joint Proxy Statement/Prospectus;

      (h) On the Closing Date, all material Returns of the Surviving Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct and complete in all material respects, and all Taxes shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof. To the Surviving Fund's knowledge, no such Return is currently under audit by any federal, state, local or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens or other encumbrances on the Surviving Fund or its assets resulting from the non-payment of any Taxes; and no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Surviving Fund financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements;

      (i) The Surviving Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. The Surviving Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. The Surviving Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

      (j) All issued and outstanding Surviving Fund shares are, and on the Closing Date will be, duly authorized and validly issued and outstanding, fully paid and non-assessable by the Surviving Fund and, in every state where offered or sold, such offers and sales by the Surviving Fund have been in compliance in all material respects with applicable registration and/or notice requirements of the 1933 Act and state and District of Columbia securities laws or exemptions therefrom, and there will be a sufficient number of such shares registered under the 1933 Act or exempt from such registration and, as may be necessary, with applicable state securities commissions, to permit the issuances contemplated by this Agreement to be consummated;

      (k) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Board of Trustees of the Surviving Fund and subject to the approval of the shareholders of the Funds and the due authorization, execution and delivery of this Agreement by IAI, this Agreement will constitute a valid and binding obligation of the Surviving Fund enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

      (l) The Surviving Fund Common Shares and Surviving Fund Preferred Shares (if any) to be issued and delivered to the Merging Fund, for the account of the Merging Fund shareholders, pursuant to the terms of this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares of the Surviving Fund, and will be fully paid and non-assessable by the Surviving Fund and no shareholder of the Surviving Fund will have any preemptive right of subscription or purchase in respect thereof;

      (m) The books and records of the Surviving Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under the laws, rules and regulations applicable to the Surviving Fund;

      (n) The Surviving Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; and

      (o) The Surviving Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed by Invesco or its affiliates.

5. COVENANTS OF THE SURVIVING FUND AND THE MERGING FUND

   5.1. With respect to each Merger:

      (a) The Surviving Fund, the Merging Fund and the corresponding Predecessor Funds each: (i) will operate its business in the ordinary course and substantially in accordance with past practices between the date hereof and the Closing Date for the Merger, it being understood that such ordinary course of business may include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (ii) shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Surviving Fund, the Merging Fund or the corresponding Predecessor Fund, as appropriate, in the ordinary course in all material respects.

      (b) Each Fund and Predecessor Fund agrees to mail to its shareholders of record entitled to vote at the meeting of shareholders at which action is to be considered regarding this Agreement, in sufficient time to comply with requirements as to notice thereof, the Joint Proxy Statement/Prospectus applicable to such Fund, to call a meeting of such shareholders and to take all other action necessary to obtain approval of the transactions contemplated herein.

      (c) The Merging Fund will provide the Surviving Fund with (1) a statement of the respective tax basis and holding period of all investments to be transferred by the Merging Fund to the Surviving Fund, (2) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Merging Fund with respect to each shareholder, for all of the shareholders of record of the Merging Fund as of the close of business on the Valuation Date, who are to become holders of the Surviving Fund as a result of the transfer of Merging Fund Assets, certified by its transfer agent or its President or Vice-President to the best of their knowledge and belief, (3) the tax books and records of the Merging Fund for purposes of preparing any Returns required by law to be filed for tax periods ending after the Closing Date, and (4) if reasonably requested by the Surviving Fund in writing, all FASB ASC 740-10-25 (formerly FIN 48) work papers and supporting statements pertaining to the Merging Fund. The foregoing information to be provided within such timeframes as is mutually agreed by the parties. The Merging Fund agrees to cooperate with the Surviving Fund in filing any Return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The Merging Fund agrees to retain for a period of seven (7) years following the Closing Date all Returns and work papers and all material records or other documents relating to tax matters for taxable periods ending on or before the Closing Date.

      (d) Subject to the provisions of this Agreement, the Surviving Fund, the Merging Fund and the corresponding Predecessor Funds will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

      (e) It is the intention of the parties that each Merger will qualify as a reorganization with the meaning of Section 368(a)(1)(A) of the Code. None of the parties to a Merger shall take any action or cause any action to be taken (including, without limitation the filing of any tax Return) that is inconsistent with such treatment or results in the failure of such Merger to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

      (f) Any reporting responsibility of the Merging Fund, including, but not limited to, the responsibility for filing regulatory reports, tax Returns relating to tax periods ending on or prior to the Closing Date (whether due before or after the Closing Date), or other documents with the SEC, any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Merging Fund, except as otherwise is mutually agreed by the parties.

      (g) The Merging Fund undertakes that if the Merger is consummated, it will file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Merging Fund has ceased to be a registered investment company.

      (h) The Surviving Fund and Predecessor Surviving Fund shall use their reasonable best efforts to cause the Surviving Fund Common Shares to be issued in the Merger to be approved for listing on each of the stock exchanges on which the corresponding Merging Fund Common Shares are listed.

      (i) If the Merging Fund has outstanding Merging Fund Preferred Shares, the Surviving Fund shall use its reasonable best efforts to obtain a rating on the Surviving Fund Preferred Shares from at least one nationally recognized statistical rating organization ("NRSRO") and include in its governing documents terms relating to the Surviving Fund Preferred Shares that are either substantially the same as such terms included in the Governing Documents of the Merging Fund in respect of the Merging Fund Preferred Shares or substantially the same as such terms included in the Merging Fund Governing Documents except for such changes as required by any NRSRO rating the Surviving Fund Preferred Shares, prior to the Closing.

      (j) If the Merging Fund has outstanding Merging Fund Preferred Shares or the Surviving Fund has outstanding Surviving Fund Preferred Shares, the combined Merging Fund and Surviving Fund will satisfy all of its obligations set forth in the Surviving Fund's declaration of trust, statement of preferences of the Surviving Fund Preferred Shares, registration rights agreement relating to the Surviving Fund Preferred Shares and the Surviving Fund Preferred Shares certificate (including, without limitation, satisfaction of the effective leverage ratio and minimum asset coverage covenants set forth in its statement of preferences) immediately after Closing.

      (k) If the Merging Fund has outstanding Merging Fund Preferred Shares or the Surviving Fund has outstanding Surviving Fund Preferred Shares, immediately after closing the Surviving Fund Preferred Shares shall be rated at least AA-/Aa3 by each rating agency rating, at the request of the Surviving Fund, the Surviving Fund Preferred Shares.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE MERGING FUND

   6.1. With respect to each Merger, the obligations of the Merging Fund to consummate the transactions provided for herein shall be subject, at the Merging Fund's election, to the performance by the Surviving Fund of all of the obligations to be performed by it hereunder on or before the Closing Time, and, in addition thereto, the following conditions:

      (a) All representations and warranties of the Surviving Fund and the Predecessor Surviving Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

      (b) The Surviving Fund shall have delivered to the Merging Fund on the Closing Date a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to the Merging Fund and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Surviving Fund and the Predecessor Surviving Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

      (c) The Surviving Fund and the Predecessor Surviving Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Surviving Fund and the Predecessor Surviving Fund, on or before the Closing Date;

      (d) If the Merging Fund has outstanding Merging Fund Preferred Shares, the Surviving Fund shall have amended its governing documents to include terms relating to the Surviving Fund Preferred Shares that are either substantially identical to such terms included in the Governing Documents of the Merging Fund in respect of the Merging Fund Preferred Shares or substantially identical to such terms included in the Merging Fund Governing Documents except for such changes as required by any NRSRO rating the Surviving Fund Preferred Shares, and shall have obtained a rating on the Surviving Fund Preferred Shares from at least one NRSRO;

      (e) If the Surviving Fund has outstanding Surviving Fund Preferred Shares, immediately prior to Closing, the Surviving Fund Preferred Shares shall be rated at least AA-/Aa3 by each rating agency rating, at the request of the Surviving Fund; the Surviving Fund Preferred Shares; and

      (f) If the Surviving Fund has outstanding Surviving Fund Preferred Shares, the Surviving Fund shall have satisfied all of its obligations set forth in its declaration of trust, statement of preferences of the Surviving Fund Preferred Shares, registration rights agreement relating to the Surviving Fund Preferred Shares and the Surviving Fund Preferred Shares certificate (including, without limitation, satisfaction of the effective leverage ratio and minimum asset coverage covenants set forth in its statement of preferences) immediately prior to Closing.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SURVIVING FUND

   7.1. With respect to each Merger, the obligations of the Surviving Fund to consummate the transactions provided for herein shall be subject, at the Surviving Fund's election, to the performance by the Merging Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

      (a) All representations and warranties of the Merging Fund and the Predecessor Merging Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

      (b) The Merging Fund shall have delivered an unaudited statement of assets and liabilities and an unaudited schedule of investments as of the Valuation Date (together the "Closing Financial Statements") for the purpose of determining the number of Surviving Fund Common Shares and the number of Surviving Fund Preferred Shares, if any, to be issued to the Merging Fund's common shareholders and preferred shareholders, if any, and the Closing Financial Statements will fairly present the financial position of the Merging Fund as of the Valuation Date in conformity with GAAP applied on a consistent basis;

      (c) The Merging Fund shall have delivered to the Surviving Fund on the Closing Date a certificate executed in its name by its President or Vice President and Treasurer, in form and substance reasonably satisfactory to the Surviving Fund and dated as of the Closing Date, to the effect that the representations and warranties of or with respect to the Merging Fund and the Predecessor Merging Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

      (d) The Merging Fund and the Predecessor Merging Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Merging Fund and the Predecessor Merging Fund, on or before the Closing Date;

      (e) The Merging Fund shall have declared and paid or cause to be paid a distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of Merging Fund's investment company taxable income for the taxable year ended prior to the Closing Date and substantially all of such investment company taxable income for the final taxable year ending on the Closing Date (in each case determined without regard to any deductions for dividends paid); (ii) all of Merging Fund's net capital gain recognized in its taxable year ended prior to the Closing Date and substantially all of any such net capital gain recognized in such final taxable year (in each case after reduction for any capital loss carryover); and (iii) at least 90 percent of the excess, if any, of the Merging Fund's interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the taxable year prior to the Closing Date and at least 90 percent of such net tax-exempt income for such final taxable year; and

      (f) If the Merging Fund has outstanding Merging Fund Preferred Shares, the Merging Fund shall have satisfied all of its obligations set forth in its declaration of trust, statement of preferences of the Merging Fund Preferred Shares, registration rights agreement relating to the Merging Fund Preferred Shares and the Merging Fund Preferred Shares certificate (including, without limitation, satisfaction of the effective leverage ratio and minimum asset coverage covenants set forth in its statement of preferences) immediately prior to Closing.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SURVIVING FUND AND THE MERGING FUND

   With respect to each Merger, if any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Merging Fund or the Surviving Fund, the Merging Fund or the Surviving Fund, respectively, shall, at its option, not be required to consummate the transactions contemplated for such Merger by this Agreement:

   8.1. The Agreement shall have been approved by the requisite vote of the holders of the outstanding Common Shares and Preferred Shares of each Fund, as set forth in the N-14 Registration Statement. Notwithstanding anything herein to the contrary, neither the Merging

Fund nor the Surviving Fund may waive the conditions set forth in this
Section 8.1;

   8.2. On the Closing Date, no action, suit or other proceeding shall be pending or, to the Merging Fund's or the Surviving Fund's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement, the transactions contemplated herein;

   8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities and national securities exchanges for purposes of listing shares of the Funds, deemed necessary by the Surviving Fund or the Merging Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Merging Fund, provided that either party hereto may for itself waive any of such conditions;

   8.4. The N-14 Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or known to be contemplated under the 1933 Act; and

   8.5. The Merging Fund and the Surviving Fund shall have received on or before the Closing Date an opinion of Stradley Ronon Stevens & Young, LLP ("Stradley Ronon") in form and substance reasonably acceptable to the Merging Fund and the Surviving Fund, as to the matters set forth on Schedule 8.5. In rendering such opinion, Stradley Ronon may request and rely upon representations contained in certificates of officers of the Merging Fund, the Surviving Fund, IAI and others, and the officers of the Merging Fund, the Surviving Fund and IAI shall use their best efforts to make available such truthful certificates.

   8.6. If the Merging Fund has outstanding Merging Fund Preferred Shares, the Merging Fund and the Surviving Fund shall have received on or before the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") in form and substance reasonably acceptable to the Merging Fund and the Surviving Fund, as to the matters set forth on Schedule 8.6. In rendering such opinion, Skadden may request and rely upon representations contained in certificates of officers of the Merging Fund, the Surviving Fund, IAI and others, and the officers of the Merging Fund, the Surviving Fund and IAI shall use their best efforts to make available such truthful certificates.

   8.7. The shareholders of each of the Merging Fund and the Surviving Fund shall have approved the Redomestication of such fund to a Delaware statutory trust, as described in the proxy materials related to such Redomestication (including the N-14 Registration Statement), and each such Redomestication shall have been consummated.

9. FEES AND EXPENSES

   9.1. Each Fund will bear its expenses relating to its Merger provided that
1) the Fund is expected to recoup those costs within 24 months following the Merger as a result of reduced total annual fund operating expenses based on estimates prepared by the Adviser and discussed with the Board and 2) the Fund's total annual fund operating expenses did not exceed the expense limit under the expense limitation arrangement in place with IAI at the time such expenses were discussed with the Board. The Fund will bear these expenses regardless of whether its Merger is consummated, subject to any expense limitation arrangement in place with IAI. IAI will bear the Merger costs of any Fund that does not meet the foregoing threshold.

10. FINAL TAX RETURNS AND FORMS 1099 OF MERGING FUND

   10.1. After the Closing Date, except as otherwise agreed to by the parties, the Merging Fund shall or shall cause its agents to prepare any federal, state or local tax Returns, including any Forms 1099, required to be filed by the Merging Fund with respect to its final taxable year ending on the Closing Date and for any prior periods or taxable years and shall further cause such tax Returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

11. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES AND COVENANTS

   11.1. The representations, warranties and covenants of the Funds and IAI contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder; provided that the covenants to be performed after the Closing shall survive the Closing. The representations, warranties and covenants of each Predecessor Fund contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the Redomestication of such Predecessor Fund.

12. TERMINATION

   With respect to each Merger, this Agreement may be terminated and the transactions contemplated hereby may be abandoned (i) by mutual agreement of the Merging Fund and the corresponding Surviving Fund, (ii) by the Merging Fund if any condition of the Surviving Fund's obligations set forth in this Agreement has not been fulfilled or waived by the Merging Fund, or (iii) by the Surviving Fund if any condition of the Merging Fund's obligations set forth in this Agreement has not been fulfilled or waived by the Surviving Fund, notwithstanding approval thereof by such Funds' shareholders, if circumstances should develop that, in such parties judgment, make proceeding with this Agreement inadvisable.

13. AMENDMENTS

   This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that following the approval of this Agreement by shareholders of a Merging Fund and/or its corresponding Surviving Fund, no such amendment may have the effect of changing the provisions for determining the number of Surviving Fund shares to be paid to that Merging Fund's shareholders under this Agreement to the detriment of such Merging Fund shareholders or shall otherwise materially amend the terms of this agreement without their further approval.

14. HEADINGS; GOVERNING LAW; COUNTERPARTS; ASSIGNMENT; LIMITATION OF LIABILITY

   14.1. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   14.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable federal law, without regard to its principles of conflicts of laws.

   14.3. This Agreement shall bind and inure with respect to each Merger to the benefit of the parties to the Merger and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any such party without the written consent of the other parties to such Merger. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties with respect to such Merger and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

   14.4. This agreement may be executed in any number of counterparts, each of which shall be considered an original.

   14.5. It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective directors or trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the applicable Merging Fund or the applicable Surviving Fund as provided in the Governing Documents of the Merging Fund or the Agreement and Declaration of Trust of the Surviving Fund, respectively. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

   14.6. Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by fax or certified mail addressed to the Merging Fund and the Surviving Fund, each at 1555 Peachtree Street, N.E. Atlanta, GA 30309, Attention: Secretary, fax number 404-962-8357.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be approved on behalf of the Surviving Fund and Merging Fund.

INVESCO ADVISERS, INC.                   INVESCO VALUE MUNICIPAL INCOME TRUST,
                                         INVESCO VALUE MUNICIPAL BOND TRUST,
By: /s/ John M. Zerr                     INVESCO VALUE MUNICIPAL SECURITIES,
   ----------------------------------    INVESCO VALUE MUNICIPAL TRUST,
    Name: John M. Zerr                   INVESCO MUNICIPAL INCOME
    Title: Senior Vice President         OPPORTUNITIES TRUST, INVESCO
                                         MUNICIPAL INCOME OPPORTUNITIES TRUST
                                         II, INVESCO MUNICIPAL INCOME
                                         OPPORTUNITIES TRUST III, INVESCO
                                         QUALITY MUNICIPAL INCOME TRUST,
                                         INVESCO QUALITY MUNICIPAL INVESTMENT
                                         TRUST, INVESCO QUALITY MUNICIPAL
                                         SECURITIES, INVESCO VAN KAMPEN
                                         CALIFORNIA VALUE MUNICIPAL INCOME
                                         TRUST, INVESCO CALIFORNIA MUNICIPAL

                                             INCOME TRUST, INVESCO CALIFORNIA
                                             QUALITY MUNICIPAL SECURITIES,
                                             INVESCO CALIFORNIA MUNICIPAL
                                             SECURITIES, INVESCO VAN KAMPEN
                                             HIGH INCOME TRUST II, INVESCO HIGH
                                             YIELD INVESTMENTS FUND, INC.,
                                             INVESCO VAN KAMPEN MUNICIPAL
                                             OPPORTUNITY TRUST, INVESCO
                                             MUNICIPAL PREMIUM INCOME TRUST,
                                             INVESCO VAN KAMPEN SELECT SECTOR
                                             MUNICIPAL TRUST, INVESCO VAN
                                             KAMPEN TRUST FOR VALUE MUNICIPALS,
                                             INVESCO VAN KAMPEN TRUST FOR
                                             INVESTMENT GRADE NEW YORK
                                             MUNICIPALS, INVESCO NEW YORK
                                             QUALITY MUNICIPAL SECURITIES,
                                             INVESCO VAN KAMPEN MUNICIPAL
                                             TRUST, INVESCO VAN KAMPEN
                                             MASSACHUSETTS VALUE MUNICIPAL
                                             INCOME TRUST, INVESCO VAN KAMPEN
                                             OHIO QUALITY MUNICIPAL TRUST, AND
                                             INVESCO VAN KAMPEN TRUST FOR
                                             INVESTMENT GRADE NEW JERSEY
                                             MUNICIPALS

                                             By:  /s/ John M. Zerr
                                                  -----------------------------
                                                  Name: John M. Zerr
                                                  Title: Senior Vice President

                                                               Sub-Item 77Q1(g)

                                   EXHIBIT A

                               CHART OF MERGERS

                                          CORRESPONDING MERGING FUND (AND
 SURVIVING FUND (AND SHARE CLASSES)                SHARE CLASSES)
------------------------------------    ------------------------------------
INVESCO VALUE MUNICIPAL INCOME TRUST    INVESCO VALUE MUNICIPAL BOND TRUST
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO VALUE MUNICIPAL INCOME TRUST    INVESCO VALUE MUNICIPAL SECURITIES
   Common Shares                           Common Shares
INVESCO VALUE MUNICIPAL INCOME TRUST    INVESCO VALUE MUNICIPAL TRUST
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO MUNICIPAL INCOME                INVESCO MUNICIPAL INCOME
OPPORTUNITIES TRUST                     OPPORTUNITIES TRUST II
   Common Shares                           Common Shares
INVESCO MUNICIPAL INCOME                INVESCO MUNICIPAL INCOME
OPPORTUNITIES TRUST                     OPPORTUNITIES TRUST III
   Common Shares                           Common Shares
INVESCO QUALITY MUNICIPAL INCOME        INVESCO QUALITY MUNICIPAL INVESTMENT
TRUST                                   TRUST
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO QUALITY MUNICIPAL INCOME        INVESCO QUALITY MUNICIPAL SECURITIES
TRUST
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO VAN KAMPEN CALIFORNIA VALUE     INVESCO CALIFORNIA MUNICIPAL INCOME
MUNICIPAL INCOME TRUST                  TRUST
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO VAN KAMPEN CALIFORNIA VALUE     INVESCO CALIFORNIA QUALITY MUNICIPAL
MUNICIPAL INCOME TRUST                  SECURITIES
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO VAN KAMPEN CALIFORNIA VALUE     INVESCO CALIFORNIA MUNICIPAL
MUNICIPAL INCOME TRUST                  SECURITIES
   Common Shares                           Common Shares
INVESCO VAN KAMPEN HIGH INCOME TRUST    INVESCO HIGH YIELD INVESTMENTS FUND,
II                                      INC.
   Common Shares                           Common Shares
INVESCO VAN KAMPEN MUNICIPAL            INVESCO MUNICIPAL PREMIUM INCOME
OPPORTUNITY TRUST                       TRUST
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares

                                          CORRESPONDING MERGING FUND (AND
 SURVIVING FUND (AND SHARE CLASSES)                SHARE CLASSES)
------------------------------------    ------------------------------------
INVESCO VAN KAMPEN MUNICIPAL            INVESCO VAN KAMPEN SELECT SECTOR
OPPORTUNITY TRUST                       MUNICIPAL TRUST
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO VAN KAMPEN MUNICIPAL            INVESCO VAN KAMPEN TRUST FOR VALUE
OPPORTUNITY TRUST                       MUNICIPALS
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO VAN KAMPEN TRUST FOR            INVESCO NEW YORK QUALITY MUNICIPAL
INVESTMENT GRADE NEW YORK MUNICIPALS    SECURITIES
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO VAN KAMPEN MUNICIPAL TRUST      INVESCO VAN KAMPEN MASSACHUSETTS
                                        VALUE MUNICIPAL INCOME TRUST
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO VAN KAMPEN MUNICIPAL TRUST      INVESCO VAN KAMPEN OHIO QUALITY
                                        MUNICIPAL TRUST
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares
INVESCO VAN KAMPEN MUNICIPAL TRUST      INVESCO VAN KAMPEN TRUST FOR
                                        INVESTMENT GRADE NEW JERSEY
                                        MUNICIPALS
   Common Shares                           Common Shares
   Preferred Shares                        Preferred Shares

SCHEDULE 8.5

                                  TAX OPINION

   (i) The acquisition by Surviving Fund of all of the assets of Merging Fund in exchange for Surviving Fund shares and the assumption of the liabilities of Merging Fund through a statutory merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and the Surviving Fund and Merging Fund will each be a "party to a reorganization" within the meaning of
Section 368(b) of the Code.

   (ii) No gain or loss will be recognized by Merging Fund on the transfer of its assets to, and the assumption of Merging Fund liabilities by, Surviving Fund in exchange for Surviving Fund shares pursuant to Sections 361(a) and 357(a) of the Code.

   (iii) No gain or loss will be recognized by Surviving Fund on the receipt of the Merging Fund assets in exchange for Surviving Fund shares and the assumption by Surviving Fund of any liabilities of Merging Fund pursuant to
Section 1032(a) of the Code.

   (iv) No gain or loss will be recognized by Merging Fund upon the distribution of Surviving Fund shares to the shareholders of Merging Fund pursuant to Section 361(c) of the Code.

   (v) The tax basis of the Merging Fund assets received by the Surviving Fund will be the same as the tax basis of such assets in the hands of the Merging Fund immediately prior to the transfer pursuant to Section 362(b) of the Code.

   (vi) The holding periods of the Merging Fund assets in the hands of the Surviving Fund will include the periods during which such assets were held by the Merging Fund pursuant to Section 1223(2) of the Code.

   (vii) No gain or loss will be recognized by the shareholders of Merging Fund on the receipt of Surviving Fund shares solely in exchange for Surviving Fund shares pursuant to Section 354(a)(1) of the Code.

   (viii) The aggregate tax basis in Surviving Fund shares received by a shareholder of the Merging Fund will be the same as the aggregate tax basis of Merging Fund shares surrendered in exchange therefor pursuant to
Section 358(a)(1) of the Code.

   (ix) The holding period of Surviving Fund shares received by a shareholder of the Merging Fund will include the holding period of the Merging Fund shares surrendered in exchange therefor, provided that the shareholder held Merging Fund shares as a capital asset on the Closing Date pursuant to Section 1223(1) of the Code.

   (x) For purposes of Section 381 of the Code, the Surviving Fund will succeed to and take into account, as of the date of the transfer as defined in
Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the "Income Tax Regulations"), the items of the Merging Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Income Tax Regulations thereunder.

   The foregoing opinion may state that no opinion is expressed as to the effect of the Merger on a Merging Fund, Surviving Fund or any Merging Fund Shareholder with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

SCHEDULE 8.6

                            PREFERRED SHARE OPINION

The VMTP Shares issued by the Surviving Fund in the Merger in exchange for Merging Fund VMTP Shares will be treated as equity of the Surviving Fund for U.S. federal income tax purposes.